Exhibit 99.1

Contact:	Mark A. Kopser
Executive Vice President and Chief Financial Officer
(972) 713-3500
UNITED SURGICAL PARTNERS INTERNATIONAL
ANNOUNCES FOURTH QUARTER AND YEAR-END 2009 RESULTS
Highlights:
For the year:
•	Added 11 facilities

•	Operating income growth of 15%

•	Systemwide revenue growth of 10%

•	U.S. same-facility revenue growth of 8%
For the quarter:
•	Added five facilities

•	Operating income growth of 12%

•	Systemwide revenue growth of 10%

•	U.S. same-facility revenue growth of 7%
Dallas, Texas (February 25, 2010) – United Surgical Partners International, Inc. (“USPI” or the “Company”) today announced results for the fourth quarter and year ended December 31, 2009.
Fourth Quarter Financial Results
     For the quarter ended December 31, 2009, consolidated net revenues were $156.5 million compared with $160.3 million in the prior year period. On a year-over-year basis, consolidated net revenues were reduced by $9.7 million due to the deconsolidation of facilities that are now accounted for under the equity method. Operating income for the fourth quarter increased 12% to $60.5 million as compared with $54.2 million for the prior year period. Operating income margin for the fourth quarter of 2009 increased 490 basis points to 38.7% from 33.8% in the prior year period. For the quarter, EBITDA less noncontrolling interests increased 7% to $52.7 million from $49.4 million in the prior year period.
     The operating results in the quarter were driven by strong same-facility revenue growth and an increase in margins. The improvement in margins was primarily a result of U.S. same-facility revenue growth and improved expense management. Same-facility margins in the U.S. increased 200 basis points. In addition, consolidated margins were benefited by the continued growth in equity in earnings of unconsolidated affiliates, which grew 29% in the fourth quarter.
     Cash flows from operating activities for the fourth quarter totaled $40.0 million compared with $37.8 million for the prior year period. During the fourth quarter, the Company and its consolidated subsidiaries invested approximately $5.8 million in maintenance capital expenditures and an additional $9.0 million to develop new facilities and expand existing facilities.
Full Year Financial Results
     For the year ended December 31, 2009, consolidated net revenues were $622.4 million compared with $642.2 million in the prior year period. Operating income for 2009 increased 15% to $229.7 million as compared with $199.8 million for 2008. Operating income margin for the year ended December 31, 2009, increased 580 basis points to 36.9% from 31.1% in the prior year. For the year ended December 31, 2009, EBITDA less noncontrolling interests increased 11% to $201.2 million from $181.4 million in the prior year. On a year-over-year basis, the strengthening of the U.S. dollar reduced net revenue and operating income by $18.9 million and $4.2 million, respectively.
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United Surgical Partners Announces Fourth Quarter and Year-End 2009 Results

February 25, 2010
     Cash flows from operating activities for the year ended December 31, 2009, totaled $185.2 million, compared with $145.6 million for the prior year. During 2009, the Company and its consolidated subsidiaries invested approximately $15.0 million in maintenance capital expenditures and an additional $16.8 million to develop new facilities and expand existing facilities.
Systemwide Financial Results
     Due in large part to the Company’s partnerships with physicians and not-for-profit healthcare systems, the Company does not consolidate 109 of the 169 facilities it operates. To help analyze results of operations, management uses an operating measure called systemwide revenue growth, which includes revenues of both consolidated and unconsolidated facilities. While revenues of the Company’s unconsolidated facilities are not recorded as revenues by USPI, equity in earnings of unconsolidated affiliates, which increased $14.7 million, or 31% in 2009, is a significant and growing portion of the Company’s overall earnings. In addition to overall systemwide revenue growth, USPI calculates growth rates and operating margins for the facilities that were operational in both the current and prior year periods, a group the Company refers to as same –store or same –facility measures. This group also consists of both consolidated and unconsolidated facilities.
     For the quarter and year ended December 31, 2009, systemwide net revenues increased 10%. Approximately two-thirds of this increase was a result of increases in U.S. same-facility net revenue, which grew by 7% and 8% for the quarter and year ended December 31, 2009, respectively. The remaining one-third of the increase was a result of the impact of acquiring additional facilities, net of the effect of sold facilities, and, with respect to the full year period, by the strengthening of the U.S. dollar.
Revenue Analysis
     The revenues of the facilities operated by the Company increased on a year-over-year basis, but consolidated and unconsolidated revenues were also affected by other transactions and a strengthening U.S. dollar. The table below lists the key drivers of year-over-year changes in revenues.

	Three Months Ended		Year Ended
	December 31, 2009		December 31, 2009
	As Reported Under GAAP	Unconsolidated	As Reported Under GAAP	Unconsolidated

Total revenues, period ended December 31, 2008	$160,259	$277,449	$642,223	$998,483
Add: Revenue from acquired facilities	2,584	17,198	23,467	68,098
Less: Revenue of disposed facilities	—	(7,123)	—	(29,799)
Less: Revenue of deconsolidated facilities	(9,742)	9,742	(42,420)	42,420
Impact of exchange rate	1,056	—	(18,884)	—

Adjusted base period	154,157	297,266	604,386	1,079,202
Operating growth	3,587	22,702	17,848	93,761
Non-facility based revenue	(1,267)	4,609	131	1,455

Total revenues, period ended December 31, 2009	$156,477	$324,577	$622,365	$1,174,418

Development Activity
     During the year, the Company added eleven facilities and completed the sale of its interest in six facilities. At December 31, 2009, the Company had eight facilities under development, of which four were under construction; one of these facilities opened in February 2010. In addition to the six divestitures, the Company deconsolidated the financial results of four facilities that it continues to operate.
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United Surgical Partners Announces Fourth Quarter and Year-End 2009 Results

February 25, 2010
Other Transactions
     In the three months ended December 31, 2009, the Company paid a special cash dividend of approximately $89.0 million on its common stock. The proceeds of the dividend were used by USPI Holdings, Inc., the Company’s sole stockholder, to pay a special cash dividend on its common stock. In turn, the proceeds were used by USPI Group Holdings, Inc., the sole stockholder of USPI Holdings, Inc., to pay dividends currently accrued on its preferred stock. In addition, the Company recorded an $8 million loss related to the sale and deconsolidation of three facilities.
Summary
     Commenting on the results, William H. Wilcox, USPI’s chief executive officer, said, “Overall, we are pleased with the performance of our company in 2009. Solid financial results were achieved despite a difficult economic environment.”
Impact of Adoption of SFAS No. 160
     Effective January 1, 2009, the Company adopted Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an Amendment of Accounting Research Bulletin No. 51,” now codified in the FASB’s Accounting Standards Codification, Topic 810, Consolidation (“ASC 810”) which requires changes to the financial statement presentation. Net income attributable to noncontrolling interests, previously referred to as minority interests in the income of consolidated subsidiaries, is now reported after net earnings. This change results in pretax income being subtotaled before net income attributable to noncontrolling interests has been subtracted.
     In addition, a portion of the noncontrolling interests in the Company’s subsidiaries is now included as a component of total equity on the Company’s consolidated balance sheet. Cash flows related to noncontrolling interests are also classified differently under ASC 810. Cash flows from operating activities no longer include distributions of earnings to noncontrolling interests; under ASC 810 those amounts are classified within financing activities, as are certain amounts previously classified within investing activities. The impact of all of these presentation changes has been reflected in all periods presented.
     The live broadcast of USPI’s fourth quarter and year-end conference call will begin at 10:00 a.m. Eastern Time on February 26, 2010. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast. A link to these events can be found on the Company’s website at www.unitedsurgical.com or at www.earnings.com. Additional financial information pertaining to United Surgical Partners International may be found by visiting the Investor Relations section of the Company’s website.
     USPI, headquartered in Dallas, Texas, currently has ownership interests in or operates 169 surgical facilities. Of the Company’s 165 domestic facilities, 111 are jointly owned with not-for-profit healthcare systems. The Company also operates four facilities in London, England.
     The above includes forward-looking statements based on current management expectations. Numerous factors exist that may cause results to differ from these expectations. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties relating to the Company, including without limitation, (i) reduction in reimbursement from payors; (ii) the Company’s ability to attract physicians and retain qualified management and personnel; (iii) the Company’s significant leverage; (iv) geographic concentrations of certain of the Company’s operations; (v) risks associated with the Company’s acquisition and development strategies; (vi) the regulated nature of the healthcare industry; (vii) the highly competitive nature of the healthcare business; and (viii) those risks and uncertainties described from time to time in the Company’s filings with the Securities and Exchange Commission. Therefore, the Company’s actual results may differ materially. The Company undertakes no obligation to update any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
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United Surgical Partners Announces Fourth Quarter and Year-End 2009 Results

February 25, 2010
UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
Unaudited Condensed Consolidated Statements of Income
(in thousands, except number of facilities)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008

Revenues	$156,477	$160,259	$622,365	$642,223

Equity in earnings of unconsolidated affiliates	18,661	14,480	61,771	47,042

Operating expenses:
Salaries, benefits and other employee costs	44,060	46,051	174,148	184,871
Medical services and supplies	26,654	27,317	102,673	112,499
Other operating expenses	24,728	26,267	94,633	107,659
General and administrative expenses	9,061	10,222	38,769	40,155
Provision for doubtful accounts	1,405	1,612	8,958	7,568
Depreciation and amortization	8,687	9,055	35,297	36,757

Total operating expenses	114,595	120,524	454,478	489,509

Operating income	60,543	54,215	229,658	199,756
Interest expense, net	(17,162)	(19,819)	(68,285)	(82,421)
Other, net	(8,936)	(1,327)	(28,082)	(1,790)

Income from continuing operations before income taxes	34,445	33,069	133,291	115,545
Income tax benefit (expense)	(9,407)	(3,648)	97	(22,333)

Income from continuing operations	25,038	29,421	133,388	93,212
Discontinued operations, net of tax	—	338	—	(560)

Net income	25,038	29,759	133,388	92,652
Less: Net income attributable to noncontrolling interests	(16,515)	(13,869)	(63,722)	(55,138)

Net income attributable to USPI’s common stockholder	$8,523	$15,890	$69,666	$37,514

Supplemental Data:
Facilities operated at period end	169	164	169	164
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United Surgical Partners Announces Fourth Quarter and Year-End 2009 Results

February 25, 2010
UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	Dec. 31,	Dec. 31,
	2009	2008

ASSETS

Current assets:
Cash and cash equivalents	$34,890	$49,435
Accounts receivable, net of allowance for doubtful accounts of $8,160 and $11,544, respectively	54,237	57,213
Other receivables	15,246	17,070
Inventories	8,789	9,079
Deferred tax assets, net	16,400	—
Other	14,382	11,735

Total current assets	143,944	144,532

Property and equipment, net	198,506	201,824
Investments in unconsolidated affiliates	355,499	307,771
Goodwill and intangible assets, net	1,602,187	1,589,139
Other	25,256	24,897

Total assets	$2,325,392	$2,268,163

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$23,475	$22,194
Accrued expenses and other	210,148	136,688
Current portion of long-term debt	23,337	24,488

Total current liabilities	256,960	183,370

Long-term debt	1,048,191	1,073,459
Other liabilities	158,373	153,156

Total liabilities	1,463,524	1,409,985

Noncontrolling interests — redeemable	63,865	51,961

USPI stockholder’s equity	757,952	764,137
Noncontrolling interests — nonredeemable	40,051	42,080

Total equity	798,003	806,217

Total liabilities and equity	$2,325,392	$2,268,163

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United Surgical Partners Announces Fourth Quarter and Year-End 2009 Results

February 25, 2010
UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
Key Operating Statistics

	Three Months Ended December 31,
	2009	2008	%Change

Systemwide statistics (in thousands):
Revenue	$468,831	$427,061	9.8%
Operating income	131,109	114,185	14.8%

Systemwide same-facility statistics(1) (2):
United States
Facility cases	190,838	188,781	1.1%

Net revenue/case	$2,239	$2,122	5.5%

Net revenue (in thousands)	$427,233	$400,644	6.6%

Facility operating income margin(3)	29.0%	27.0%	200 bps

United Kingdom:
Adjusted admissions	5,394	5,759	(6.3%)
Net revenue/adjusted admission	$5,026	$4,452	12.9%
Net revenue/adjusted admission (at constant currency translation rates)(4)	$5,026	$4,625	8.7%
Net revenue (in thousands)	$27,109	$25,642	5.7%
Facility operating income margin(3)	22.6%	25.8%	(320) bps

Other:
Total consolidated facilities	60	62

EBITDA less noncontrolling interests(5) (in thousands):
GAAP operating income	$60,543	$54,215	11.7%
Depreciation and amortization	8,687	9,055

EBITDA	69,230	63,270
Net income attributable to noncontrolling interests	(16,515)	(13,869)

EBITDA less noncontrolling interests	$52,715	$49,401	6.7%

(1)	Excludes facilities in their first year of operations. Includes facilities accounted for under the equity method as well as consolidated facilities.

(2)	Statistics are included in both periods for current year acquisitions.

(3)	Calculated as operating income divided by net revenue.

(4)	Calculated using fourth quarter 2009 exchange rates. The Company believes net revenue per adjusted admission is an important measure of the United Kingdom operations and that using a constant currency translation rate more accurately reflects the trend of the business.

(5)	EBITDA and EBITDA less noncontrolling interests are not measures defined under generally accepted accounting principles (GAAP). The Company believes EBITDA and EBITDA less noncontrolling interests are important measures for purposes of allocating resources and assessing performance. EBITDA, which is computed by adding operating income plus depreciation and amortization, is commonly used as an analytical indicator within the healthcare industry and also serves as a measure of leverage capacity and debt service ability. EBITDA less noncontrolling interests, which is computed by subtracting net income attributable to noncontrolling interests from EBITDA, adjusts both years’ EBITDA to reflect that the Company does not own 100% of each facility. EBITDA and EBITDA less noncontrolling interests should not be considered as measures of financial performance under GAAP, and the items
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United Surgical Partners Announces Fourth Quarter and Year-End 2009 Results

February 25, 2010

excluded from EBITDA and EBITDA less noncontrolling interests are significant components in understanding and assessing financial performance. Because EBITDA and EBITDA less noncontrolling interests are not measurements determined in accordance with GAAP and are thus susceptible to varying calculation methods, EBITDA and EBITDA less noncontrolling interests as presented by United Surgical Partners International may not be comparable to similarly titled measures of other companies.
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